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                              ARTHUR ANDERSEN LLP
                                                                    EXHIBIT 24.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use of our report dated October 3, 1996 on the financial statements of Summa Industries (and to all references to our Firm) included in or made a part of this registration statement.

                                     /s/ ARTHUR ANDERSEN LLP
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                                         ARTHUR ANDERSEN LLP

Orange County, California
October 11, 1996